UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, at the 2016 Annual Meeting of Stockholders of Royal Gold, Inc. (the “Company”) held on November 16, 2016, the holders of a majority of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), approved Proposal #4: Amendment to Restated Certificate of Incorporation to Increase the Number of Authorized Shares from the Company’s Notice of Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on October 7, 2016 to amend the Company’s Restated Certificate of Incorporation to increase the number of shares which the Company shall have authority to issue from 110,000,000 to 210,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, each share having a par value of $0.01 (the “Amendment”). The Amendment was previously approved by the Company’s Board of Directors.

On November 29, 2016, the Company filed a Certificate of Amendment implementing the Amendment with the Secretary of State of the State of Delaware.

The description of the Amendment above is qualified in its entirety by reference to the full text of the Certificate of Amendment, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Royal Gold, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: November 30, 2016	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary